EXHIBIT 4(k)



                     UNDERWRITER'S WARRANT TO PURCHASE UNITS

Date of Issuance:          , 200                Warrant to Purchase       Units
                  ---------     --

                                 -------
         FOR VALUE RECEIVED, RELM Wireless Corporation, a Nevada corporation (the "Corporation"), promises to issue in the name of, and sell and deliver to Noble International Investments, Inc., or its permitted assigns (the "Holder"), a certificate or certificates, for an aggregate of ________ units ("the "Units"), where each Unit consists of one share (the "Unit Shares") of the Corporation's common stock, par value $0.60 per share (the "Common Stock") and one warrant to purchase one share of Common Stock at an exercise price of $_____ per share (the "Unit Warrants"), upon payment by the Holder of $_____ per Unit (the "Exercise Price"), with the Exercise Price being subject to adjustment in the circumstances and subject to the provisions set forth herein. This Underwriter's Warrant (the "Underwriter's Warrant") is issued pursuant to that Standby Underwriting Agreement between the Corporation and the Holder of even date herewith. The Units, the Unit Shares, the Unit Warrants and the shares of Common Stock issuable upon the exercise of the Unit Warrants shall be collectively referred to as the "Registrable Securities."

                                   SECTION 1.
                                Exercise of Units
                                -----------------

         1.1 Exercise Period. The Holder may exercise this Underwriter's Warrant, in whole or in part (but not as to fractional shares), at any time from time to time beginning 12 months from the date hereof and ending at 5:00 p.m., Eastern Time, on the fifth anniversary of the date hereof (the "Exercise Period"). If the last day of the Exercise Period is a day on which federal or state chartered banking institutions located in the State of Florida are authorized by law to close, then the last day of the Exercise Period shall be deemed to be the next succeeding day which shall not be such a day.

         1.2 Exercise Procedure.
             ------------------

                  a. This Underwriter's Warrant may be exercised in whole or in part at any time during the Exercise Period by presentation and surrender of this Underwriter's Warrant to the Corporation accompanied by the form of Exercise Agreement (attached hereto as Exhibit 1) signed by the Holder and accompanied by the Exercise Price for the Units being purchased. The Exercise Price may be paid by cashier's check, wire transfer of immediately available funds or pursuant to the Cashless Exercise provisions set forth in Section 7.4 hereof. The date on which the Corporation receives a signed Exercise Agreement and payment of the Exercise Price (by Cashless Exercise or otherwise) shall hereinafter be referred to as the "Exercise Date."

                  b. Certificates for the Units purchased upon exercise of the Underwriter's Warrant will be delivered by the Corporation to the Holder within five (5) business days after the Exercise Date. Unless this Underwriter's Warrant has expired or all of the purchase rights represented hereby have been exercised, the Corporation will prepare a new Underwriter's Warrant representing the rights formerly represented by this Underwriter's Warrant that have not expired or been exercised. The Corporation will, within such five (5) day period, deliver such new Underwriter's Warrant to the Holder at the address set forth in this Underwriter's Warrant as such address may be changed in accordance with Section 7.1 hereof.

                  c. The Units issuable upon the exercise of this Underwriter's Warrant will be deemed to have been transferred to the Holder on the Exercise Date, and the Holder will be deemed for all purposes to have become the record holder of such Units on the Exercise Date.

                  d. The issuance of certificates representing the Units will be made without charge to the Holder of any issuance tax in respect thereof or any other cost incurred by the Corporation in connection with such exercise and related transfer; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Underwriter's Warrant, and that the Corporation shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requiring the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  e. Unless the Corporation shall have registered the Registrable Securities pursuant to the provisions of Section 6 hereof, the Units have not been registered for resale under the Securities Act of 1933, as amended (the "Act") and, accordingly, will be "restricted securities" as that term is defined in the Act. The Corporation may insert the following or similar legend on the face of the certificates evidencing the Units if required in compliance with applicable securities laws:

                  "These securities have not been registered under applicable securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Corporation that an exemption from registration under the Securities Act of 1933, as amended, and any applicable state securities laws is available."

         1.3 Fractional Shares. If a fractional Unit would, but for the provisions of Section 1.1, be issuable upon exercise of the rights represented by this Underwriter's Warrant, the Corporation will, within 30 days after the Exercise Date, deliver to the Holder a check payable to the Holder, in lieu of such fractional Unit, in an amount equal to the market price of such fractional share as determined by the last sale price of the Unit as reported on the market or exchange on which the Units are then traded (or if the Units are not traded on any market or exchange, based on the sum of the market price of the Unit Shares and Unit Warrants), as of the close of business on the Exercise Date.

         1.4 Nonredeemable Unit Warrants. This Underwriter's Warrant shall not be redeemable by the Company.

                                   SECTION 2.
          Effect of Stock Dividends, Reorganization, Reclassification,
          ------------------------------------------------------------
                          Consolidation, Merger or Sale
                          -----------------------------

         2.1 Stock Dividends, Recapitalization or Reclassification of Units or Common Stock. In case the Corporation shall at any time prior to the exercise or termination of this Underwriter's Warrant (i) pay a dividend or make a distribution of its capital stock in Units or shares of Common Stock to all holders of Units or shares of Common Stock, or (ii) effect a recapitalization or reclassification of such character that its Units or Common Stock shall be changed into or become exchangeable for a larger or smaller number of Units or shares of Common Stock, then, upon the effective date thereof, the number of Units underlying this Underwriter's Agreement shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in such number of Units (or, if the change is in Common Stock, adjusted proportionately, based initially on each Unit Share and Unit Warrant being counted as one share of Common Stock) by reason of such stock dividend, recapitalization or reclassification, and the Exercise Price shall, in the case of an increase in the number of shares of Common Stock or Units, be proportionately decreased and, in the case of a decrease, be proportionately increased.

         2.2 Consolidation, Merger or Sale. In case the Corporation shall at any time prior to the exercise of this Underwriter's Warrant, or the expiration of the Exercise Period, whichever first occurs, consolidate or merge with any other corporation (unless the Corporation shall be the surviving entity) or transfer all or substantially all of its assets to any other corporation, then the Corporation shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder of this Underwriter's Warrant, upon the exercise hereof after the effective date of such transaction, shall be entitled to receive the kind and amount of securities, evidences of indebtedness, and/or other property receivable on such transaction as if this Underwriter's Warrant were exercised immediately prior to such transaction (without giving effect to any restriction upon such exercise and based, initially, on each Unit Share and Unit Warrant being counted as one share of Common Stock); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the Holder hereof to the effect that the provisions of this Underwriter's Warrant shall thereafter be applicable (as nearly as may be practicable) with respect to any securities, evidences of indebtedness, or other assets thereafter deliverable upon exercise of this Underwriter's Warrant.


         2.3 Adjustment. If at any time after the date hereof the Corporation shall issue or sell any Units, shares of Common Stock or any warrants, options or rights to subscribe for or purchase Units or Common Stock (the "Purchase Rights") or securities convertible into Units or Common Stock (the "Convertible Securities"), and the consideration per share for, or the price per share at which such Purchase Rights or Convertible Securities are exercisable for or convertible into, Units (the "Subsequent Unit Price") or Common Stock (the "Subsequent Stock Price") is less than the Exercise Price (in the case of Units) or the exercise price of a Unit Warrant (in the case of Common Stock) in effect immediately prior to such issuance or sale, then, forthwith upon such issuance or sale, the Exercise Price shall be reduced to the Subsequent Unit Price with respect to an issuance or sale of Units, Unit Purchase Rights or Unit Convertible Securities, or reduced to the Subsequent Stock Price with respect to an issuance or sale of Common Stock, Common Stock Purchase Rights or Common Stock Convertible Securities. In the case of an adjustment pursuant to this
Section 2.3 for a subsequent issuance of Purchase Rights or Convertible Securities, the Subsequent Stock Price or Subsequent Unit Price shall be deemed to be the lowest possible price in any range or prices at which such Purchase

Rights or Convertible Securities may be exercised or converted. No further adjustments of the Exercise Price shall be made upon the actual issuance of such Units or Common Stock upon conversion or exchange of such Purchase Rights or Convertible Securities and, if any issue or sale of such Purchase Rights or Convertible Securities is made upon exercise of any Unit or warrant or other right to subscribe for or to purchase any such Purchase Rights or Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this Section 2.3, no further adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this sale. For the purposes of this Section 2.3, the date as of which the Exercise Price shall be computed shall be the earlier of (i) the date on which the Corporation shall enter into a firm contract for the issuance of such Purchase Rights or Convertible Securities and (ii) the date of actual issuance of such Purchase Rights or Convertible Securities. Such adjustments shall be made upon each issuance of Purchase Rights or Convertible Securities and shall become effective immediately after such issuance.


         2.4 Notice of Adjustment. Whenever the number of Units shall be adjusted as provided herein, the Corporation shall file with its corporate records a certificate of its Chief Financial Officer setting forth the computation and the adjusted number of Units purchasable hereunder resulting from such adjustments, and a copy of such certificate shall be mailed to the Holder. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by the Holder on any day during normal business hours.

                                   SECTION 3.
                           Reservation of Common Stock
                           ---------------------------

         The Corporation will at all time reserve and keep available such number of shares of its Common Stock as will be sufficient to permit the exercise in full of the Underwriter's Warrant, including the Unit Warrants. Upon exercise of this Underwriter's Warrant pursuant to its terms, the Holder will acquire fully paid and non-assessable Unit Shares and Unit Warrants, free and clear of any liens, claims or encumbrances.

                                   SECTION 4.
                      No Shareholder Rights or Obligations
                      ------------------------------------

         This Underwriter's Warrant will not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Corporation prior to the Exercise Date. No provision of this Underwriter's Warrant, in the absence of affirmative action by the Holder to purchase Units, and no enumeration in this Underwriter's Warrant of the rights or privileges of the Holder, will give rise to any obligation of such Holder for the Exercise Price or as a shareholder of the Corporation.

                                   SECTION 5.
                                 Transferability
                                 ---------------

         Subject to the terms hereof, this Underwriter's Warrant and all rights hereunder are restricted from sale, transfer, assignment, or hypothecation for a period of one year from the date hereof except to officers or partners of Noble International Investments, Inc. and to selected dealers, if any, and their officers or partners. After a period of 12 months from the date hereof, this Underwriter's Warrant may be sold, transferred, assigned, or hypothecated to any person, in whole or in part, upon surrender of this Underwriter's Warrant with a properly executed Assignment in the form of Exhibit 2 hereto at the principal offices of the Corporation. This Underwriter's Warrant may not be offered, sold or transferred except in compliance with the Act, and any applicable state securities laws, and then only against receipt of an agreement of the person to whom such offer or sale or transfer is made to comply with the provisions of this Underwriter's Warrant with respect to any resale or other disposition of such securities; provided that no such agreement shall be required from any person purchasing this Underwriter's Warrant pursuant to a registration statement effective under the Act. The Holder of this Underwriter's Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof other than pursuant to a registration statement then effective under the Act, or any similar statute then in effect, the Holder shall give written notice to the Corporation, expressing its intention as to such disposition. Upon receiving such notice, the Corporation shall present a copy thereof to its securities counsel. If, in the sole opinion of such counsel, which such opinion shall not be unreasonably withheld, the proposed disposition does not require registration of such security under the Act, or any similar statute then in effect, the Corporation shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Holder to the Corporation.

                                   SECTION 6.
                               Registration Rights
                               -------------------

         6.1 Demand Registration Rights. At any time during the Exercise Period, if the Corporation shall receive from the Holder a written request that the Corporation effect a registration with respect to all or a part of the Registrable Securities, the Corporation will, one time only in the aggregate for all Holders, as soon as practicable, (i) effect such registration, and (ii) register or qualify the Registrable Securities for sale in up to ten (10) states identified by the Holder.

                  The Corporation shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the written request or requests of the Holder; provided, however, that if in the good faith judgment of the Board of Directors of the Corporation, such registration would be significantly detrimental to the Corporation, and the Board of Directors concludes, as a result, that it is in the best interests of the Corporation to defer the filing of such registration statement at such time, and the Corporation shall furnish to such Holder a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation, it would be significantly detrimental to the Corporation for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Corporation to defer the filing of such registration statement, then the Corporation shall have the right to defer such filing for the period during which such disclosure would be significantly detrimental, provided that the Corporation may not defer the filing for a period of more than 90 days after receipt of the request of the Holder, and, provided further, that the Corporation shall not defer its obligation in this manner more than once in any 12-month period.

                  If the Corporation or other persons shall request inclusion in any registration pursuant to this Section 6.1 of securities being sold for its or their own accounts, the Holder shall agree to include such securities in the registration unless such inclusion will result in the Holder being unable to register all of its Registrable Securities, such as in the case of an underwritten offering, in which case the Corporation and the other holders may only include securities in the registration if all of the Registrable Securities can still be included therein. If such registration relates to an underwritten offering, the Corporation shall (together with all Holders and other persons proposing to distribute their securities through such registration) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Holder.

         6.2 Piggyback Registration Rights. In the event that the Corporation proposes to file a registration statement on a general form of registration under the Act (other than a form S-8 or S-4) relating to securities issued or to be issued by it, then it shall give written notice of such proposal to the Holder of this Underwriter's Warrant. If, within 15 days after the giving of such notice, the Holder shall request in writing that the Registrable Securities be included in such proposed registration, the Corporation shall, at its own expense (except as set forth below), also register such number of Registrable Securities as shall have been so requested in writing; provided, however, that
(i) the Holder shall cooperate with the Corporation in the preparation of such registration statement to the extent required to furnish information concerning such Holder therein; and (ii) if any underwriter or managing agent is purchasing or arranging for the sale of the securities then being offered by the Corporation under such registration statement, then the Holder (A) shall agree to have the Registrable Securities being registered sold to or by such underwriter or managing agent on terms substantially equivalent to the terms upon which the Corporation is selling the securities so registered, or (B) shall delay the sale of the Registrable Securities for the lesser of a 60-day period commencing with the effective date of the registration statement or the date on which the underwriter agrees to permit the sale of all or a portion of the Registrable Securities being registered; provided further, if the number of Registrable Securities as to which such Holder, and all other owners of securities of the Corporation holding registration rights, has requested registration is in the aggregate so large that such underwriter reasonably believes in good faith that the inclusion of such Registrable Securities in the registration statement may jeopardize the success of the offering, then such underwriter may require that each such owner of securities (including the Holder) reduce the number of such Registrable Securities to be registered, with such reduction to be in proportion to the number of shares as to which each respective owner (including the Holder) has requested registration which may be the entire number of securities thereof. The Holder may give the notice requiring the filing of a registration statement as set forth in this Section
6.2 on not more than two occasions (a "Registration Request") during the Exercise Period; provided, however, that if an underwriter, pursuant to this
Section 6.2, reduces the number of Registrable Securities a Holder has requested be included in a registration, such registration shall not be counted as a Registration Request.

         6.3 Registration Procedures. In connection with the filing of a registration statement pursuant to Section 6, the Corporation shall: (i) notify the Holder as to the filing thereof and of all amendments thereto filed prior to the effective date of said registration statement; (ii) notify the Holder, promptly after it shall have received notice thereof, of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed; (iii) prepare and file without expense to the Holder any necessary amendment or supplement to such registration statement or prospectus as may be necessary to comply with Section 10(a)(3) of the Act or advisable in connection with the proposed distribution of the Registrable Securities by the Holder; (iv) take all reasonable steps to qualify the Registrable Securities being so registered for sale under the securities or blue sky laws in such states (except as described in Section 6.1 herein) as the Holder of the Registrable Securities being so registered may reasonably request; (v) notify such registered owners of any stop order suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order; and (vi) undertake to keep said registration statement and prospectus effective until the earlier of (A) two years from the effective date thereof (provided, that if the Holders are required to delay the sale of the securities, then such period shall be extended by the amount of such delay), or (B) the date the Registrable Securities are sold or become available for public sale without restriction under the Act.

         6.4 Fees and Expenses. The Holder agrees to pay all of the underwriting discounts and commissions with respect to the Holder's Registrable Securities being registered. The Corporation agrees to pay all other costs and expenses in connection with a registration statement to be filed pursuant hereto including, but not limited to, registration fees, the fees and expenses of counsel for the Corporation, the fees and expenses of the Corporation's accountants and all other costs and expenses incident to the preparation, printing and filing under the Act of any such registration statement, each prospectus and all amendments and supplements thereto, the costs incurred in connection with the qualification of such securities for sale in a reasonable number of states (except as described in Section 6.1, including fees and disbursements of counsel for the Corporation, and the costs of supplying a reasonable number of copies of the registration statement, each preliminary prospectus, final prospectus and any supplements or amendments thereto to the Holder. The Holder shall be responsible for its own attorneys fees in connection with a registration statement, including amendments, under this sECTION 6.

                                   SECTION 7.
                                  Miscellaneous
                                  -------------

         7.1 Notices. Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, three days after they have been mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission, as follows:

If to the Corporation:              RELM Wireless Corporation
                                    7100 Technology Drive
                                    West Melbourne, FL  32904
                                    Attention:  William P. Kelly

If to the Holder:                   6501 Congress Avenue
                                    Suite 101
                                    Boca Raton, Florida 33487
                                    Attention: Nico P. Pronk
except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph.

         7.2 Entire Agreement. This Underwriter's Warrant, including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument executed by the parties hereto or their successors or assigns. Any section headings contained in this Underwriter's Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Underwriter's Warrant.

         7.3 Construction and Enforcement. This Underwriter's Warrant shall be governed by and construed under the laws of the State of Florida, without regard to principles of conflicts of laws and rules of such state. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Underwriter's Warrant, and such legal action results in a final judgment in favor of such party (the "Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder. Any suit, action or proceeding with respect to this Underwriter's Warrant shall be brought in the state or Federal courts located in Palm Beach County in the State of Florida. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Underwriter's Warrant or any judgment entered by any court in respect thereof brought in Palm Beach County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Palm Beach County, Florida, has been brought in an inconvenient forum.


         7.4 Cashless Exercise Provision. Notwithstanding anything to the contrary contained in this Underwriter's Warrant, this Underwriter's Warrant may be exercised by presentation and surrender of this Underwriter's Warrant to the Corporation at its principal executive offices with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of Units to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, and in lieu of paying the Exercise Price in cash, check or other immediately available funds, the Holder shall surrender this Unit for that number of Units determined by multiplying the number of total Units represented by this Underwriter's Warrant by the closing price for the Units (or the sum of the closing price for the Unit Shares and Unit Warrants if there is no market for the Units) on the principal market for such Units on the date preceding the Exercise Date minus the exercise price in effect at such time, divided by such closing price of the Units.

         IN WITNESS WHEREOF, this Underwriter's Warrant has been duly executed as of the day and year first above written.



RELM Wireless Corporation

By:
    -------------------------------
Name:
     ------------------------------

Title:
      ------------------------------

                                    EXHIBIT 1

                               EXERCISE AGREEMENT

To:                                                      Dated:
   -----------------------------                               -----------------

         The undersigned Holder, pursuant to the provisions set forth in the within Underwriter's Warrant, hereby irrevocably elects to exercise such Underwriter's Warrant and purchase _______ Units of RELM Wireless Corporation and hereby (i) makes full cash payment of $___________ for such Units at the Exercise Price or (ii) exercises this Underwriter's Warrant pursuant to the Cashless Exercise provisions thereof.


                                   (Signature)


                                    ----------------------------------------
                                   (Print or type name of Holder)

                                    ----------------------------------------
                                   (Title, if applicable)




                                    (Address)

         If the record holder is electing a Cashless Exercise, the number of Units of RELM Wireless Corporation to be issued is ______________ (see following calculation).


                             Calculation of Cashless Exercise for the Units

                             X = Y(A-B)
                                 ------
                                   A

X        =        the number of Units to be issued to Holder

Y        =        the number of Units being exercised by Holder_________________

A        =        the closing  price of a Unit (or the sum of the closing
                  prices of a Unit Share and Unit Warrant if there is no closing price for a Unit) on the date preceding exercise on the principal market for such Units (or other securities, as the case may be)

B        =        the Exercise Price.

         NOTICE: The signature on this Exercise Agreement must correspond with the name as written upon the face of the within Underwriter's Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

                                    EXHIBIT 2

                                   ASSIGNMENT

         FOR VALUE RECEIVED, ___________________________, the undersigned Holder hereby sells, assigns, and transfers all of the rights of the undersigned under the within Underwriter's Warrant with respect to the Units set forth below, unto the Assignee identified below, and does hereby irrevocably constitute and appoint _____________________ to effect such transfer of rights on the books of the Corporation, with full power of substitution:



Name of Assignee             Address of Assignee                Number of Units
----------------             -------------------                ---------------







Dated:
      ----------------                     -------------------------------------
                                           (Signature of Holder)


                                           -------------------------------------
                                            (Print or type name)

                                           -------------------------------------
                                            (Print or type title, if applicable)

         NOTICE: The signature on this Assignment must correspond with the name of the Holder as written upon the face of the within Underwriter's Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

                               CONSENT OF ASSIGNEE
                               -------------------

         I HEREBY CONSENT to abide by the terms and conditions of the within Underwriter's Warrant.

Dated:
      ----------------                     -------------------------------------
                                           (Signature of Assignee)


                                           -------------------------------------
                                            (Print or type name)

                                           -------------------------------------
                                            (Print or type title, if applicable)